Exhibit (a)(6)

AB ACTIVE ETFs, INC.

ARTICLES SUPPLEMENTARY

AB Active ETFs, Inc., a Maryland corporation having its principal office within the State of Maryland in the City of Lutherville-Timonium (hereinafter called the “Corporation”), certifies that:

FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of stock that the Corporation has authority to issue by 2,500,000,000 shares, all of which shall be common stock (“Common Stock”), and, under a power contained in Article FIFTH of the charter of the Corporation (the “Charter”), classifies and designates such additional shares of Common Stock as follows:

Series	Number of Shares
AB Conservative Buffer ETF	500,000,000
AB Tax-Aware Intermediate Municipal ETF	500,000,000
AB Tax-Aware Long Municipal ETF	500,000,000
AB Corporate Bond ETF	500,000,000
AB Core Plus Bond ETF	500,000,000

SECOND: The shares of Common Stock of AB Conservative Buffer ETF, AB Tax-Aware Intermediate Municipal ETF, AB Tax-Aware Long Municipal ETF, AB Corporate Bond ETF and AB Core Plus Bond ETF (each a “Series”), as so classified by the Board of Directors of the Corporation, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Charter except to the extent that any such provisions relate specifically only to other classes of Common Stock of the Corporation, and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

(1)       The assets attributable to the classes of Common Stock of the Series shall be invested in the same investment portfolio of the Corporation.

(2)       Shares of each of the classes of the Series shall be entitled to such dividends or distributions, in cash, property or additional shares of stock or the same or another Series or class, as may be authorized by the Board of Directors and declared by the Corporation from time to time with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the classes of Common Stock of the Series shall be in such amounts, which may vary among the classes, as may be authorized by the Board of Directors and declared by the Corporation from time to time, and such dividends and distributions may vary among the classes of the Series to reflect differing allocations of the expenses of the Corporation among the holders of the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors of the Corporation may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation and amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or of the Series among the various classes of the Series shall be determined by the Board of Directors of the Corporation in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and realized and unrealized capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

(3)       Except as provided below, on each matter submitted to a vote of the holders of the classes of Common Stock of the Series, each such holder shall be entitled to one vote for each share standing in his or her name on the books of the Corporation. Subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, all such holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more (but less than all) classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, the holders of the classes of Common Stock, respectively, of the Series shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the applicable class of such Series and (ii) no voting rights with respect to any other matter that affects one or more of such other classes of Common Stock, but not the class of which they are holders.

(4)       At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder and applicable rules and regulations of the Financial Industry Regulatory Authority and from time to time reflected in the registration statement of the Corporation (the “Corporation’s Registration Statement”), shares of a particular class of stock of the Series or certain shares of a particular class of stock of the Series may be automatically converted into shares of another class of stock of the Series based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and

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reflected in the Corporation’s Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation’s Registration Statement.

THIRD:            A. Immediately before the increase in authorized shares provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 4,500,000,000 shares, the par value of each share of stock being $.0001, with an aggregate par value of $450,000, classified as follows:

AB Ultra Short Income ETF	500,000,000
AB Tax-Aware Short Duration Municipal ETF	500,000,000
AB US Low Volatility Equity ETF	500,000,000
AB US High Dividend ETF	500,000,000
AB Disruptors ETF	500,000,000
AB High Yield ETF	500,000,000
AB US Large Cap Strategic Equities ETF	500,000,000

B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 7,000,000,000 shares, the par value of each share of stock being $.0001, with an aggregate par value of $700,000, classified as follows:

AB Ultra Short Income ETF	500,000,000
AB Tax-Aware Short Duration Municipal ETF	500,000,000
AB US Low Volatility Equity ETF	500,000,000
AB US High Dividend ETF	500,000,000
AB Disruptors ETF	500,000,000
AB High Yield ETF	500,000,000
AB US Large Cap Strategic Equities ETF	500,000,000
AB Conservative Buffer ETF	500,000,000
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AB Tax-Aware Intermediate Municipal ETF	500,000,000
AB Tax-Aware Long Municipal ETF	500,000,000
AB Corporate Bond ETF	500,000,000
AB Core Plus Bond ETF	500,000,000

FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

SIXTH: The shares have been classified by the Corporation’s Board of Directors under the authority contained in the Charter.

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IN WITNESS WHEREOF, AB Active ETFs, Inc. has caused these Articles Supplementary to be executed in its name and on its behalf by Onur Erzan, President of the Corporation, and attested by Nancy E. Hay, the Secretary of the Corporation, this 2nd day of August, 2023. The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects, and that this statement is made under penalties for perjury.

AB ACTIVE ETFs, INC.

By:	/s/ Onur Erzan
Onur Erzan
President

ATTEST:

/s/ Nancy E. Hay

    Nancy E. Hay

    Secretary

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